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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) November 16, 1998
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     Alteon Inc. issued the following press release relating to a preliminary analysis of data from its clinical trial of pimagedine in Type I diabetic patients with overt nephropathy:

 Alteon Announces That Preliminary Analysis of Phase III Trial of
     Pimagedine Demonstrates Mixed Results in Type I Diabetic
             Patients With Progressive Kidney Disease

     RAMSEY, N.J., Nov. 16 /PRNewswire/ -- Alteon Inc. (Nasdaq:
ALTN) announced today results of a preliminary analysis of data from its Phase III ACTION I (A Clinical Trial In Overt Nephropathy) trial of pimagedine in Type I diabetic patients with overt nephropathy. The ACTION I trial was a 5-year study of 690 patients, undertaken at over 50 clinical sites in North America.

     Although the ACTION I results showed that pimagedine reduced the risk of doubling of serum creatinine, the study's primary endpoint, the data did not reach statistical significance.

     Pimagedine therapy resulted in significant improvements in several key measurements: reduced urinary protein, reduced LDL cholesterol and triglycerides, and reduced diastolic blood pressure. Additional data suggested a trend toward improvements in other measures of renal function including estimated creatinine clearance and glomerular filtration rate. The drug was generally well tolerated.

     "Clearly, we had hoped for significance in all measurements," said James J. Mauzey, Chairman and Chief Executive Officer. "We believe that these data, while encouraging and very supportive of our core A.G.E. technology, do not provide the basis for an NDA filing. After we have further reviewed and discussed these data with our corporate partner Genentech, Inc., our medical consultants, clinical investigators and the Food and Drug Administration, we will issue a statement on the future of pimagedine."

     Alteon is engaged in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and aging, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting the disease states associated with diabetes and aging. A second Phase III pivotal clinical trial evaluating Alteon's lead A.G.E. inhibitor pimagedine in the treatment of Type 1 and Type 2 diabetic patients with end-stage renal disease (ESRD) is ongoing. ALT-711, Alteon's lead A.G.E. crosslink breaker, is in Phase I human clinical trials and is expected to enter Phase II trials in 1999. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     This press release is also available at
http://www.alteonpharma.com

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ James J. Mauzey
                                  -------------------------------
                                  James J. Mauzey
                                  Chairman of the Board and
                                  Chief Executive Officer


Date: November 16, 1998